FORM 8-K -- ITEM 7(a)

             FIRST FARMERS AND MERCHANTS CORPORATION

            FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

1.  Financial statements of Peoples and Union Bank as of December 31, 2000
                            (audited)

                     PEOPLES AND UNION BANK

                      FINANCIAL STATEMENTS
                               AND
       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        DECEMBER 31, 2000

                     PEOPLES AND UNION BANK

                      FINANCIAL STATEMENTS
                               AND
       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        DECEMBER 31, 2000


                            CONTENTS

                                                                PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                1


FINANCIAL STATEMENTS

Balance Sheet                                                     2

Statement of Income                                               3

Statement of Stockholder's Equity                                 4

Statement of Cash Flows                                           5

Notes to Financial Statements                                   6 - 23












           REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Peoples and Union Bank
Lewisburg, Tennessee


We have audited the accompanying balance sheet of Peoples and Union Bank (the "Bank"), a wholly-owned subsidiary of First Tennessee National Corporation (the "parent company"), as of December 31, 2000, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peoples and Union Bank as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 13 to the financial statements, in December 2000, the parent company approved a contract to sell the Bank to First Farmers and Merchants National Bank, subject to regulatory approval.



Columbia, Tennessee
February 1, 2001

                        PEOPLES AND UNION BANK

                            BALANCE SHEET

                          DECEMBER 31, 2000

                                ASSETS
   Cash and due from banks                                  $   3,659,899
   Federal funds sold                                           9,700,000
   Securities available-for-sale, at fair value - Note 2       18,987,433
   Securities held-to-maturity, at cost (fair value
   $20,650,980) - Note 2                                       20,925,000
   Loans, net of allowance for loan losses of
   $1,181,330 - Notes 3 and 4                                 109,176,734
   Premises and equipment, at cost less allowance for
     depreciation and and amortization - Note 5                 1,228,988
   Accrued interest receivable                                    912,309
   Other assets                                                   820,791
                                                            -------------
   TOTAL ASSETS                                             $ 165,411,154
                                                            =============

                 LIABILITIES AND STOCKHOLDER'S EQUITY

   Deposits - Note 6:
        Noninterest-bearing                                 $  17,746,229
        Interest-bearing (including certificates of deposit
          of $100,000 or greater of $44,821,961)              135,164,442
                                                            -------------
   Total deposits                                             152,910,671

   Accrued interest payable                                     1,172,964
   Accounts payable and accrued liabilities                        29,085
                                                            -------------
   TOTAL LIABILITIES                                          154,112,720

   COMMITMENTS AND CONTINGENCIES - Note 7

   STOCKHOLDER'S EQUITY - Note 12
   Common stock - $10 par value, 48,000 shares authorized
     and outstanding                                              480,000
   Additional paid-in capital                                     480,000
   Retained earnings                                           10,373,788
   Accumulated other comprehensive loss                           (35,354)
                                                            -------------
   TOTAL STOCKHOLDER'S EQUITY                                  11,298,434
                                                            -------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY               $ 165,411,154
                                                            =============
   See accompanying notes to financial statements.

<TABLE
                             PEOPLES AND UNION BANK

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 2000
[CAPTION]

      INTEREST INCOME
      [S]                                                   [C]
      Interest and fees on loans:
          Taxable                                           $  9,273,449
          Tax-exempt                                              53,139
                                                            ------------
                                                               9,326,588
                                                            ------------
      Interest income on investment securities:
          Taxable                                              2,907,563
          Tax-exempt                                              57,265
                                                            ------------
                                                               2,964,828
                                                            ------------
      TOTAL INTEREST INCOME                                   12,291,416

      INTEREST EXPENSE

      Interest on deposits                                     6,826,367
                                                            ------------
      NET INTEREST INCOME                                      5,465,049

      Provision For Loan Losses - Note 4                          80,000
                                                            ------------
      Net Interest Income After Provision For Loan Losses      5,385,049
                                                            ------------
      NONINTEREST INCOME

      Service fees on deposit accounts                           496,956
      Other service fees and commissions                          40,634
      Other operating income                                     182,422
                                                            ------------
      TOTAL NONINTEREST INCOME                                   720,012
                                                            ------------
      NONINTEREST EXPENSES

      Salaries and employee benefits                           1,718,214
      Net occupancy expense                                      156,518
      Furniture and equipment expense                            104,499
      Other operating expense                                    416,020
                                                            ------------
      TOTAL NONINTEREST EXPENSES                               2,395,251
                                                            ------------
      INCOME BEFORE PROVISION FOR INCOME TAXES                 3,709,810
      PROVISION FOR INCOME TAXES - Note 9                      1,354,265
                                                            ------------
      NET INCOME                                           $   2,355,545
                                                            ============
      NET INCOME PER SHARE OF COMMON STOCK                 $       49.07
                                                            ============
      See accompanying notes to financial statements.
[/TABLE]

                             PEOPLES AND UNION BANK

                        STATEMENT OF STOCKHOLDER'S EQUITY

                          YEAR ENDED DECEMBER 31, 2000

                               ADDITIONAL                              OTHER
                                 COMMON    PAID-IN     RETAINED    COMPREHENSIVE
                                  STOCK    CAPITAL     EARNINGS    INCOME (LOSS)    TOTAL
                              ----------- ---------   ------------ -------------  -------------
BALANCE - BEGINNING OF YEAR   $ 480,000   $ 480,000   $  9,218,243  $  (451,006)   $  9,727,237

Comprehensive income:
Net income                         -           -         2,355,545        -           2,355,545
Other comprehensive income -
change in unrealized
(gain) loss, less $264,595
deferred tax                       -           -            -           415,652         415,652
                                                                                   ------------
Total comprehensive income                                                            2,771,197
                                                                                   ------------
Dividends paid ($25 per share)     -           -        (1,200,000)       -          (1,200,000)
                              ---------   ---------   ------------   -----------   ------------
BALANCE - END OF YEAR         $  480,000  $ 480,000   $ 10,373,788  $  (35,354)    $ 11,298,434

See accompany notes to financial statements.

                            PEOPLES AND UNION BANK

                            STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 2000

OPERATING ACTIVITIES
Net income for the year                                                 $  2,355,545
Adjustments to reconcile net income to net cash provided by
operating activities:
Deferred income taxes                                                        (26,740)
Amortization of premiums on securities, net of discount accretion            (17,193)
Provision for loan losses                                                     80,000
Provision for depreciation                                                   110,355
(Increase) decrease in:
   Accrued interest receivable                                              (183,781)
   Other assets                                                              (79,602)
Increase (decrease) in:
   Accrued interest payable                                                  211,233
   Other liabilities                                                        (251,060)
                                                                        -------------
TOTAL ADJUSTMENTS                                                           (156,788)
                                                                        -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                  2,198,757
                                                                        -------------
INVESTING ACTIVITIES
Net increase in loans                                                     (6,959,363)
Proceeds from sales, calls, maturities and principal collections of investment securities:
   Available-for-sale                                                      2,912,926
   Held-to-maturity                                                          155,000
Purchases of investment securities:
   Available-for-sale                                                     (4,739,618)
   Held-to-maturity                                                         (500,000)
Purchases of premises and equipment                                          (58,885)
                                                                        -------------
NET CASH USED IN INVESTING ACTIVITIES                                     (9,189,940)
                                                                        -------------
FINANCING ACTIVITIES
Net increase in deposits                                                  15,956,475
Dividends paid                                                            (1,200,000)
                                                                        -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 14,756,475
                                                                        -------------
INCREASE IN CASH AND CASH EQUIVALENTS                                      7,765,292

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                              5,594,607
                                                                        ------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                 $ 13,359,899
                                                                        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
     Interest                                                           $  6,615,134
     Income taxes                                                       $  1,457,974


See accompanying notes to financial statements.

                                PEOPLES AND UNION BANK

                            NOTES TO FINANCIAL STATEMENTS

                                  DECEMBER 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business:

      Peoples and Union Bank (the "Bank") is a wholly-owned subsidiary of First Tennessee National Corporation (the "parent company"). The Bank operates as a commercial bank regulated by the Federal Deposit Insurance Corporation and the State of Tennessee. The Bank provides deposit services and grants real estate, consumer and commercial loans to customers primarily in Marshall and adjoining counties of Tennessee.

      The accounting principles followed and the methods of applying those principles conform with generally accepted accounting principles and to general practices in the banking industry. The significant policies are summarized as follows:

      Use of Estimates in the Preparation of Financial Statements:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
      Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

      Significant Group Concentrations of Credit Risk:

      At times during the year, the Bank's demand deposit and federal funds sold account balances with financial institutions exceeded Federal Deposit Insurance Corporation ("FDIC") insurance limits. Management considers bank balances in excess of FDIC limits to be a normal business risk, mitigated by the underlying quality of the financial institutions used by the Bank.

      Most of the Bank's activities are with customers located in Marshall and adjoining counties of Tennessee. Information about the composition of the Bank's investments and loan portfolio is provided in Notes 2 and 3, respectively. The Bank does not have a significant concentration in any one industry or customer.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Cash and Due From Banks:

      Included in cash and due from banks are legal reserves which are required to be maintained on an average basis in the form of cash and balances due from the Federal Reserve Bank and other banks.

      Cash Equivalents:

      Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

      Securities:

      Securities that are held principally for resale in the near term are classified as trading securities and reported at fair value, with changes in fair value recognized in earnings. The Bank currently holds no investments classified as trading securities.

      Debt securities that management has the positive intent and ability to hold to maturity are classified as "held-to-maturity" and carried at amortized cost. Securities not classified as held-to-maturity or trading are classified as "available-for-sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

      Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method.

      Loans:

      Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amounts adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest on commercial and real estate loans is computed on a daily basis based on the principal amount outstanding. Interest on installment loans is recognized under the interest method.

      Interest accruals, including accruals of interest on impaired loans, are discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that it is not reasonable to expect such interest will be collected. Interest income is subsequently recognized only to the extent cash payments are received.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Allowance for Possible Loan Losses:

      The allowance for loan losses is established through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the collectibility of the loan balance is unlikely. Subsequent recoveries, if any, are credited to the allowance.

      The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant change. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary.

      A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans which have been identified as impaired have been measured by the fair value of existing collateral.

      Foreclosed Assets:

      Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in foreclosed asset losses.

      Premises and Equipment:

      Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the assets. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses from the disposition of property are reflected in operations, and the asset and related accumulated depreciation accounts are reduced.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Trust Department Income

      Trust Department income is recognized on the accrual basis in the applicable period earned.

      Income Taxes:

      The Bank is included in the consolidated tax returns filed by its parent company. Current and deferred income taxes are allocated to the respective members of the consolidated group using the separate return method.

      Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net  deferred  tax asset or liability is determined based  on  the tax effects of temporary differences between the book and tax bases of assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      Pension Plan:

      Employees of the Bank participate in First Tennessee National Corporation's noncontributory, defined benefit pension plan. Pension benefits provided to employees under this plan are based on years of service, average compensation near retirement, and estimated social security benefits at age 65. Annual funding is based on an actuarially determined amount using the entry age cost method. The Bank's share of pension expense or benefit is allocated to the Bank by its parent company based on covered salaries.

      Comprehensive Income:

      Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Reclassification adjustments for securities gains realized in income were not significant in 2000.

      Net Income Per Share

      Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the year. For the year ended December 31, 2000, there were no potentially dilutive common shares issuable.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000



NOTE 2 - INVESTMENT SECURITIES

      The following tables reflect the amortized cost, estimated fair values, and gross unrealized gains and losses of marketable debt and equity securities held at December 31, 2000:

                                                Gross        Gross
                                  Amortized   Unrealized   Unrealized      Fair
                                     Cost       Gains        Losses        Value
                                 ----------   ----------   ----------  ------------
Available-for-sale securities:
------------------------------
Government agency issued
    mortgage-backed securities  $ 19,046,476  $ 113,445    $ 172,488   $ 18,987,433
                                ============  =========    =========   ============

Held-to-maturity securities:
----------------------------
State, county, and municipal
    securities                  $    925,000  $  13,980    $   -       $    938,980

Private issue collateralized
    mortgage obligations *
                                  20,000,000       -         288,000     19,712,000
                                ------------  ---------    ---------   ------------
                                $ 20,925,000  $  13,980    $ 288,000   $ 20,650,980
                                ============  =========    =========   ============

*Represents First Tennessee's Real Estate Mortgage Investment Conduit.

      Securities carried at $14,025,714 as of December 31, 2000 (market value: $13,937,065), were pledged to secure deposits and for other purposes as required or permitted by law.

      Fair values of held-to-maturity securities are established by an independent pricing service or by comparison to similar securities if no quoted fair values are available. The fair values of available-for-sale securities are established by an independent pricing service. The differences between amortized cost and fair value reflect current interest rates and represent the potential gain (or loss) had the portfolio been liquidated on that date. Security gains (or losses) are realized only in the event of disposition prior to maturity.

      Proceeds   from   sales,  calls  and  maturities   of   investment
      securities  during  2000  were $3,067,926.   No  gross  gains  and
      losses were realized on such sale.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

                                              Amortized            Fair
                                                 Cost            Value
 Available-for-sale securities:
 ------------------------------
   Due in one year or less                  $  1,927,159        $   1,914,983

   Due after one year through five years      17,107,795           17,060,977

   Due after ten years                            11,522               11,473
                                            ------------        -------------
                                            $ 19,046,476        $  18,987,433
                                            ============        =============
 Held-to-maturity securities:
 ----------------------------

   Due after five years through ten years   $ 20,925,000        $   20,650,980
                                            ============        ==============


      At December 31, 2000, the Bank did not hold investment securities of any single issuer, other than obligations of U. S. Government agencies and collateralized mortgage obligations issued by its parent company, whose aggregate book value exceeded ten percent of stockholder's equity.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 3 - LOANS

      A summary of loans outstanding by category as of December 31, 2000, follows:


      Commercial, financial and agricultural   $  15,553,834
      Tax-exempt municipal loans                     766,195
      Real estate:
        Construction                               2,812,844
        Commericial mortgages                     37,461,134
        Residential mortgages                     45,289,010
        Other                                      1,745,570
      Consumer loans                               6,729,477
                                               -------------
                                                 110,358,064

       Less:
         Allowance for possible loan losses       (1,181,330)
                                               -------------
                                               $ 109,176,734
                                               =============

      A summary of loan maturities as of December 31, 2000, follows:

      Due in three months or less               $   3,074,913
      Due after three months through one year      17,274,404
      Due after one year through five years        76,522,646
      Due after five years                         13,486,101
                                                -------------
                                                $ 110,358,064
                                                =============

      As of December 31, 2000, fixed rate loans outstanding totaled approximately $77.6 million, and variable rate loans totaled approximately $32.8 million.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000

NOTE 3 - LOANS (CONTINUED)

      The following loans have been identified as impaired as of December 31, 2000:

      Impaired loans with an allowance                    $ 1,194,183
      Impaired loans without an allowance                     310,789
                                                          -----------
      Total Impaired Loans                                $ 1,504,972
                                                          ===========

      Allowance for impaired loans                        $   238,837
                                                          ===========

      Average balance of impaired loans during the year   $ 1,213,113
                                                          ===========


      During 2000, the Bank recognized interest income on impaired loans of $148,055.

      Certain parties (employees, directors and officers of the Corporation and/or the Bank, including their affiliates, families, and companies in which they hold ten percent or more ownership) were customers of, and had loans and other transactions with, the Bank in the ordinary course of business. The outstanding balances of such loans totaled $2,686,488 as of December 31, 2000. These loan transactions were made on substantially the same terms as those prevailing at the time for comparable loans to other persons. They did not involve more than the normal risk of collectibility or present other unfavorable features.



NOTE 4 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

      Changes in the allowance for possible loan losses for the year ended December 31, 2000, are as follows:

      Balance at beginning of year      $ 1,117,437
      Provision charged to operations        80,000
      Loan losses:
        Loan charge-offs                    (23,370)
        Loan recoveries                       7,263
                                        -----------
      Balance at end of year            $ 1,181,330
                                        ===========

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000




NOTE 4 - ALLOWANCE FOR POSSIBLE LOAN LOSSES (CONTINUED)

      It is management's opinion that the allowance was adequate at December 31, 2000, based on conditions reasonably known to management. However, the allowance may be increased or decreased based on loan growth, changes in credit quality, and changes in general economic conditions.



NOTE 5 - PREMISES AND EQUIPMENT

      The following is a summary of premises and equipment as of December 31, 2000:

      Land                                $   287,045
      Premises                              1,443,991
      Furniture and equipment                 994,483
                                          -----------
                                            2,725,519
      Less allowance for depreciation       1,501,523
                                          -----------
                                            1,223,996
      Construction in progress                  4,992
                                          -----------
                                          $ 1,228,988
                                          ===========


      Depreciation expense totaled $110,355 in 2000.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 6 - DEPOSITS

      At December 31, 2000, the scheduled maturities of time deposits are as follows:


      Due in three months or less                $  27,435,979
      Due after three months through one year       54,945,761
      Due after one year through five years         21,573,928
                                                 -------------
                                                 $ 103,955,668
                                                 =============



NOTE 7 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

      The   Bank's   exposure  to  credit  loss   in   the   event   of
      nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contract or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for financial instruments whose risk is reflected on the balance sheet.

      Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with credit risk.

                                                        Contract or
                                                          Notional
                                                           Amount
                                                        -----------
       Financial  instruments whose contract  amounts
       represent credit risk (as of December 31, 2000):
       Commitments to extend credit                    $ 5,841,316
       Standby letters of credit                       $ 1,143,467


                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000

NOTE 7 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. All letters of credit are due within one year of the original commitment date. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.



NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

      Fair value estimates made as of December 31, 2000, are based on relevant market information about the financial instruments. These estimates do not reflect any premiums or discounts that could result from offering for sale at one time the Bank's entire holding of a particular financial instrument. In cases where quoted market prices are not available, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

      The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

      Cash and Cash Equivalents -- The carrying amounts reported in the balance sheets for cash and short-term instruments approximate those assets' fair values.

      Securities Available-for-Sale and Securities Held-to-Maturity -- Fair values were based on quoted market prices where available. If quoted market prices were not available, fair values were based on quoted market prices of comparable instruments.

      Loans -- The carrying values, reduced by estimated inherent credit losses, of variable-rate loans and other loans with short-term characteristics were considered fair values. For other loans, the fair market values were calculated by discounting scheduled future cash flows using current interest rates offered on loans with similar terms adjusted to reflect the estimated credit losses inherent in the portfolio.

      Accrued Interest Receivable and Accrued Interest Payable -- The carrying amounts reported in the balance sheets for accrued interest receivable and accrued interest payable approximate their fair values.

      Deposit Liabilities -- The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, and NOW, savings, and money market deposits, was, by definition, equal to the amount payable on demand as of December 31,2000. The fair value of certificates of deposit was based on the discounted value of contractual cash flows, calculated using discount rates equal to the interest rates offered at the valuation date for deposits of similar remaining maturities.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000


NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

      The following is a summary of the carrying amounts and estimated fair values of the Bank's financial assets and liabilities as of December 31, 2000:

                                                         Carrying         Estimated
                                                          Amount          Fair Value
                                                             (rounded to thousands)
      Financial assets:
        Cash and due from banks - noninterest-bearing  $   3,660,000    $   3,660,000
        Federal funds sold                                 9,700,000        9,700,000
        Securities available for sale                     18,987,000       18,987,000
        Securities held to maturity                       20,925,000       20,651,000
        Loans, net                                       109,177,000      107,409,000
        Accrued interest receivable                          912,000          912,000
      Financial liabilities:
        Deposits                                         152,911,000      153,793,000
        Accrued interest payable                           1,173,000        1,173,000


      At December 31, 2000, the Bank had outstanding standby letters of credit and commitments to extend credit. These off-balance-sheet financial instruments are generally exercisable at the market rate prevailing at the date the underlying transaction will be completed and, therefore, are deemed to have no current fair value (See Note 7.)

      Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000



NOTE 9 - INCOME TAXES

      The provision for income taxes consists of the following for the year ended December 31, 2000:

      Current:
        Federal                          $ 1,259,385
        State                                106,705
                                         -----------
      Total current                        1,366,090
                                         -----------
      Deferred:
        Federal                               (9,460)
        State                                 (2,365)
                                         -----------
      Total deferred                         (11,825)
                                         -----------
      Total provision for income taxes   $ 1,354,265
                                         ===========

      A reconciliation of the provision for income taxes with the amount of income taxes computed at the federal statutory rate (34%) for the year ended December 31, 2000, follows:

      Tax expense at statutory rate                    $ 1,261,335
      Increase (decrease) in taxes
        resulting from:
      Tax-exempt interest                                  (37,537)
      Disallowed interest expense                            4,201
      State income taxes, net of federal tax benefit        68,864
      Other                                                 57,402
                                                       -----------
      Total provision for income taxes                 $ 1,354,265
                                                       ===========
      Effective rate                                          36.5%
                                                       ===========

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000



NOTE 9 - INCOME TAXES (CONTINUED)

      The net deferred tax asset (liability) included in the accompanying consolidated balance sheet consists of the following amounts of deferred tax assets and liabilities as of December 31, 2000:

      Deferred tax assets:
        Allowance for loan losses           $ 448,433
        Unrealized losses on securities        23,689
                                            ---------
      Total deferred tax assets               472,122
                                            ---------
      Deferred tax liabilities:
        Depreciation                           23,167
        Prepaid pension expense               176,273
        Other                                  23,799
                                            ---------
      Total deferred tax liabilities          223,239
                                            ---------
      Net deferred income tax asset         $ 248,883
                                            =========

NOTE 10 - DIVIDEND AND NET ASSET RESTRICTION

      Dividends are paid by the Bank to First Tennessee National Corporation for payment of dividends to its shareholders and for other working capital needs. Applicable Tennessee statutes and regulations impose restrictions on the amount of dividends that may be declared by the subsidiary bank.



NOTE 11 - REGULATORY MATTERS

      The  Bank  is  subject  to various federal  and  state  regulatory capital requirements. Failure to meet capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if taken could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000




NOTE 11 - REGULATORY MATTERS (CONTINUED)

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total Capital and Tier I Capital to risk-weighted assets and of Tier I Capital to average assets. Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 2000, the Bank has ratios, which exceeded the regulatory requirements to be classified as well capitalized under the regulatory framework for prompt corrective action. As of the date of the most recent notification from the State of Tennessee, the Department of Financial Institutions categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

      The Bank's risk based capital (in thousands) and related ratios as of December 31, 2000, are as follows:



                                                                     Capitalized Under
                                                    For Capital      Prompt Corrective
                                    Actual        Adequacy Purposes  Action Provisions
                               ----------------   -----------------  -----------------
                                Amount   Ratio      Amount  Ratio      Amount   Ratio
                               ----------------   -----------------  -----------------
      Total Capital (to Risk
       Weighted Assets):       $ 12,515  11.52%    $ 8,691  8.00%    $ 10,864  10.00%


      Tier 1 Capital (to Risk
       Weighted Assets):       $ 11,334  10.43%    $ 4,346  4.00%    $  6,518   6.00%


      Tier 1 Capital (to
       Average Assets):        $ 11,334   6.87%    $ 6,601  4.00%    $  8,252   5.00%


                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000



NOTE 12 - PENSION PLAN

      Significant actuarial assumptions used for the defined benefit pension plan of the Bank's parent company, in which the Bank's employees participate, are as follows for 2000:

      Discount rate                         7.75%
      Expected return on plan assets       10.00%
      Rate of compensation increase         4.00%


      The Bank's allocated share of the net pension benefit recognized by First Tennessee National Corporation and its subsidiaries amounted to $10,980 in 2000. In addition, other assets include $464,366, representing the Bank's allocated share of prepaid pension expense as of December 31, 2000.



NOTE 13 - MERGER

      In December 2000, a contract was approved by First Tennessee National Corporation to sell all of the stock of the Bank to First Farmers and Merchants National Bank. Pending regulatory approval, the merger is expected to be completed within the first quarter of 2001.



NOTE 14 - LEGAL CONTINGENCIES

      The Bank is involved in various legal proceedings and claims arising in the normal course of business which, in management's opinion, will have no material effect on the Bank's financial statements.

                                PEOPLES AND UNION BANK

                                  DECEMBER 31, 2000




NOTE 15 - RECENT ACCOUNTING PRONOUNCEMENTS

      Recently   issued  accounting  pronouncements  of  the   Financial
      Accounting Standards Board consist of the following:

      Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS 133," which deferred implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000.
      SFAS No. 133 will require entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value.

      Statement of Financial Accounting Standards No. 138, an amendment of SFAS No. 133 in June 2000. The Statement amends the accounting and reporting standards of SFAS No. 133 for certain derivatives and hedging activities.

      Statement of Financial Accounting Standards No. 140, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities," a replacement of SFAS No. 125, in September 2000. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, and is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Disclosures about securitization and collateral accepted are not required to be reported for periods ending on or before December 15, 2000, for which financial statements are presented for comparative purposes. The Statement is to be applied prospectively with certain exceptions. Other than those exceptions, earlier or retroactive application of its accounting provisions is not permitted.

      None of these new pronouncements are expected to have a material effect on the Bank's future financial statements.